First Citizens BancShares and CIT Merger Update Presentation Date: March 24, 2022

Stronger. Better. Together. 2 Agenda I Next Era of Growth 4 Frank Holding Chairman & CEO II Merger Integration Update 14 Frank Holding Chairman & CEO III Purchase Accounting Update 17 Craig Nix CFO IV Financial Outlook 25 Craig Nix CFO V Appendix 37

Stronger. Better. Together. 3 Important Notices Forward Looking Statements This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and future performance of First Citizens BancShares, Inc. ("BancShares"). Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other risk factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause the actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic, political, geopolitical events (including the military conflict between Russia and Ukraine) and market conditions, the impacts of the global COVID-19 pandemic on BancShares’ business and customers, the financial success or changing conditions or strategies of BancShares’ customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel, and the failure to realize the anticipated benefits of BancShares’ previous acquisition transaction(s), including the recently completed transaction with CIT, which acquisition risks include (1) disruption from the transaction, or recently completed mergers, with customer, supplier or employee relationships, (2) the possibility that the amount of the costs, fees, expenses and charges related to the transaction may be greater than anticipated, including as a result of unexpected or unknown factors, events or liabilities, (3) reputational risk and the reaction of the parties’ customers to the transaction, (4) the risk that the cost savings and any revenue synergies from the transaction may not be realized or take longer than anticipated to be realized, and (5) difficulties experienced in the integration of the businesses. In addition, statements in this presentation related to future plans involving possible commencement of a share repurchase program remain subject to board and relevant regulatory approvals. Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward-looking statements can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and its other filings with the Securities and Exchange Commission (the “SEC”). Non-GAAP Measures NG Certain measures in this presentation are noted as “NG” and are "Non-GAAP,“ meaning they are not presented in accordance with generally accepted accounting principles in the U.S. and also are not codified in U.S. banking regulations currently applicable to BancShares. BancShares believes that Non-GAAP financial measures, when reviewed in conjunction with GAAP financial information, can provide transparency about or an alternative means of assessing its operating results and financial position to its investors, analysts and management. The Non-GAAP measures presented in this presentation are reconciled to the most comparable GAAP measure, in the Non-GAAP reconciliation table(s) appearing in the Appendix.

Next Era of Growth Section I

Stronger. Better. Together. 5 Next Era of Growth – Top 20 US Bank First Citizens and CIT are now one stronger and better bank. Our complementary strengths are positioned to give customers access to a broader range of products, services and expertise while generating higher returns. Standalone Assets $58 B Loans & Leases $32 B Deposits $52 B Standalone Assets $53 BY Loans & Leases $41 B (1) Deposits $39 BY Stronger. Better. Together. 600+ Branches 22 States Served 46 Major MSAs Market Position $111 B – Total Assets $91 B – Deposits $73 B – Loans & Leases (1) $12 B – Market Cap Note - all financial data is as of 12/31/2021, except market cap which is as of 3/21/2022. The totals may not tie to other data due to rounding and/or assets included in the Corporate segment. (1) Includes operating lease assets totaling $8.0 billion of which $7.4 billion are rail assets.

Stronger. Better. Together. 6 A Transformational Combination Creates valuable scale, enhances profitability and bolsters national presence. Our operating strategy, which is long-term focused, has led to our success. 1 Combined company has diverse products, services and markets: ✓ Top 20 US Bank by assets ✓ 46 major MSAs served in top growing markets ✓ 22 states served ✓ Comprehensive and diverse business and product offerings including consumer banking, commercial banking, capital markets, middle market, wealth, payments, equipment financing and more ✓ Combines the resources and services of a large regional bank 2 Our unique growth strategy has led to consistent returns: ✓ Focus on returns over a long-term horizon ✓ Leverage our low cost, stable deposit base ✓ Utilize a thoughtful acquisition and share repurchase strategy to support growth and optimize capital ✓ Led by a stable and experienced management team 3 Risk profile enhanced by merger: ✓ Risk cultures are well-aligned and help foster strong governance and risk management ✓ Holistic, proactive approach to risk management contributes to the long-term resiliency of the bank and positions us to face future challenges ✓ Loan portfolio is diversified due to the merger ✓ Stronger capital and liquidity levels

Stronger. Better. Together. 7 Strategic Rationale Remains Powerful Creates value for all stakeholders. The combined company is uniquely positioned to provide services to our customers as this partnership brings together complementary strengths of both organizations, with First Citizens’ robust retail franchise and full suite of banking products and CIT’s strong market positions, nationwide commercial lending franchise and direct digital bank. ▪ Strong capital and liquidity positions us to grow and pursue new opportunities, invest in new technology to enhance the customer experience and to repurchase shares ▪ Expands market reach, product offering and scale to better serve customers ▪ Strong culture ▪ Established brands, robust customer relationships and M&A expertise reduces integration risk ▪ Financially compelling: o Significant tangible book value and earnings per share accretion o Revenue and expense synergies o Immediately reduces legacy CIT reliance on high-cost deposits and wholesale funding ▪ Creates a top-performing commercial bank positioned to leverage First Citizens’ unique deposit franchise with CIT’s leading national commercial lending franchise, focused across the customer’s life-cycle ▪ Enhanced scale to drive growth, improve profitability and enhance shareholder value

Stronger. Better. Together. 8 First Citizens Bank 2022 Strategic Objectives Talent Development, Retention & Culture Ensure we are attracting, retaining and developing associates. Merger Integration Focused on ensuring a smooth and timely merger integration process for our customers and associates to capture the synergistic value of the merger. Client-Focused Business Model Expansion Build lasting relationships with our clients by striving to deliver the highest levels of service, advice and support to meet their financial objectives. Upholding Risk and Credit Culture Adhere to our combined risk appetite and robust risk governance to support our commitment to quality and strong liquidity and capital positions. Positive Operating Leverage Deliver on merger synergies to achieve revenue growth and maintain focus on controlling expenses.

9

First Citizens Business Segments

First Citizens business segments provide a broad set of products, services and expertise organized around the customer.

Segment	Commercial Banking	General Banking	Rail
Business Segment Overview	▪ Comprehensive Middle Market Banking which bridges CIT's extensive capabilities with First Citizens relationship-based banking (target companies with $75-750 million in revenue) ▪ Focused on the needs of our commercial clients across their life-cycle ▪ Strong expertise and capabilities to facilitate client growth across industry verticals ▪ Focus on financing and leasing options, real estate finance, factoring, ABL, treasury management, commercial digital capabilities and capital markets	▪ Target customer segments include consumers and small businesses ▪ One-stop shop, customer support ecosystem ▪ Expansive regional branch network supported by digital and Contact Center fulfillment ▪ Robust suite of products and services including lending and deposits, payments, investments, digital banking and more ▪ Focus on Bankcard, Merchant, SBA, Community Association Banking, Mortgage, Wealth and Private Banking ▪ Digital-only Direct Bank to provide frictionless, personalized banking experience	▪ Target customers include rail carriers, shortline railroads and bulk commodity shippers ▪ Leading rail operating lessor in North America ▪ Offers operating leases combined with value-added fleet management services ▪ Diverse fleet with broad market coverage ▪ Fleet car types include covered hoppers, tank cars, gondolas, boxcars, etc. ▪ Services a wide range of industries (e.g., petroleum and gas, agriculture and food, etc.)
Loans & leases / Operating lease assets	$27.0 B	$38.9 B	$7.4 B
Deposits	$4.1 B	$85.1 B	N/M

First Citizens BancShares | CIT | Stronger. Better. Together.

Note - all financial data is as of 12/31/2021.

forever first

Stronger. Better. Together. 10 Business Segment 2022 Strategic Priorities Business line priorities align with First Citizens’ strategic objectives. Commercial Banking General Banking Rail Expand into new growth markets: ▪ Deliver banking services, products, industry and capital markets expertise to the combined customer base and prospective customers Capitalize on strength in organic sales: ▪ Grow combined organization’s Middle Market business and leverage product capabilities of both legacy companies across a broader customer base ▪ Focus on relationship building in regional markets where First Citizens and CIT have a presence and brand recognition with plans to expand into additional attractive markets Equipment financing: ▪ Enhance business platform while investing for growth through a deepening of our national coverage and leveraging the scale of the combined company Deepen customer relationships: ▪ Leverage newly combined strengths (over 600 branches in 22 states) to deliver new services to existing customers and introduce expanded consumer and wealth products to Direct Bank customers Digitize and simplify customer experience: ▪ Continued investment in our digital platforms and customer contact center to provide a seamless banking experience and product fulfillment ▪ Embrace market trends and innovation of financial products Wealth management expansion: ▪ Expansion of wealth teams to West Coast market and expanded wealth offering in other markets outside the Carolinas ▪ Expansion of wealth product lines to include securities-based lending, investments and business owner advisory services Ensure efficient fleet to promote customer growth: ▪ Enhance capabilities by offering a younger railcar fleet to improve customer fleet performance Optimize customer flexibility: ▪ Offer customers access to rail capacity with flexibility to right-size fleet based on changing business needs enabling customers to preserve capital to focus on core business activities Build customer relationships: ▪ Experienced, nimble and customer-focused team ▪ Emphasize full-service customer relationships providing deep industry expertise

Stronger. Better. Together. 11 Commercial Banking Segment Focused on building stronger customer relationships and leveraging commercial expertise and capabilities. Commercial Banking (1) ($ in millions) Loans & Leases Deposits Commercial Finance $15,453 $3,377 Real Estate Finance 6,526 719 Business Capital (Leasing) 4,992 18 Commercial Banking – Total $26,971 $4,114 Percent of total loans/deposits ~37% ~5% Commercial Banking Commercial Finance Real Estate Finance Business Capital (Leasing) Note - all financial data is as of 12/31/2021. (1) Our Commercial Banking segment provides lending, leasing, asset-based lending, factoring, supply chain financing, capital markets and treasury management services to middle market companies across select industries.

12

General Banking Segment

Expansive regional branch network with a robust suite of products and services, as well as a nationwide direct bank.


Branch Network
Mortgage
Consumer – Indirect
SBA & Other
Community Association Banking
Direct Bank
General Banking

General Banking

($ in millions)	Loans & Leases	Deposits
Branch Network (1)	$26,708	$62,146
Retail Services:		
Mortgage	7,911	23
Consumer – Indirect	1,094	-
Retail Services – Total	9,005	23
SBA & Other	2,313	299
Community Association Banking	845	7,168
Direct Bank	-	15,459
General Banking – Total	$38,871	$85,095
Percent of total loans/deposits	~53%	~93%

First Citizens BancShares | CIT Stronger. Better. Together. forever first

Note - all financial data is as of 12/31/2021.
(1) Our branch network offers a wide range of products and services through an expansive footprint. This includes consumer and business lending, a full suite of deposit products, debit and credit cards, as well as wealth management and private banking.

Stronger. Better. Together. 13 History of Driving Value Creation We have continued to deliver shareholder value. ($MM, except per share amounts) For the year ended December 31, 6-year CAGR 2015 2016 2017 2018 2019 2020 2021 Total assets $31,476 $32,991 $34,528 $35,409 $39,824 $49,958 $53,308 11% Gross loans $20,240 $21,738 $23,597 $25,523 $28,881 $32,792 $32,372 8% Deposits $26,931 $28,161 $29,266 $30,672 $34,431 $43,432 $51,406 11% Net revenue (1) $1,392 $1,433 $1,582 $1,609 $1,727 $1,865 $1,898 5% Non-interest expense $1,039 $1,048 $1,012 $1,077 $1,104 $1,189 $1,234 3% Pre-provision net revenue NG $353 $384 $570 $532 $623 $676 $665 11% Net income to common $210 $225 $324 $400 $457 $478 $529 17% Earnings per share $17.52 $18.77 $26.96 $33.53 $41.05 $47.50 $53.88 21% Tangible book value per share NG $221.53 $233.48 $260.80 $275.56 $300.43 $357.35 $410.74 11% Return on assets 0.68% 0.70% 0.94% 1.15% 1.23% 1.07% 1.00% Return on equity 7.51% 7.52% 10.10% 11.69% 12.88% 12.96% 12.84% (1) Net interest income + non-interest income. Note: Financial data in the table below is for First Citizens BancShares standalone.

Merger Integration Update Section II

15

Merger Integration is on Track

We are committed to successful execution of our integration plan to deliver a timely and smooth transition for our customers and associates.

Integration Framework

- Created an Integration Management Office (IMO) to drive overall integration and to ensure conversions are coordinated and completed in a timely manner.
- Established a workstream specific to cultural alignment and affecting change in the combined organization.
- Developed a phased approach whereby operational conversion activities are separated into individual workstreams to reduce risk, increase efficiencies and allow for a manageable integration process.

2022 Successes

People:

- Completed the CIT to FCB payroll conversion.
- Provided a single suite of Health and Welfare Benefit offerings, completed active open enrollment and transmitted associate files to carriers to establish new benefit plans.
- Finalized and published HR policies, procedures and standards and completed merger compliance training.

Systems / Ops:

- Migrated ~3,800 legacy CIT employees from PeopleSoft to UKG to facilitate the payroll conversion.
- Created active directory accounts for all legacy CIT associates.
- Provisioned cross application access to continue critical business functions at legal close.
- Established processes across both service desks to facilitate technology support for associates.
- Completed review of Business Unit Integration Plans and began sequencing and prioritization efforts.

Financial / Treasury:

- Completed activities to allow for combined HQLA reporting and short-term liquidity reporting and forecasting.
- Combined capital management and administration to the FCB framework.
- Loaded all historical CIT financial data to the new combined financial reporting tool.

Next Steps

- Integration roadmap update and announcement of Mutual of Omaha Bank branch conversion date (expected April 15th).
- Execute on One West Bank and CIT Treasury Management operational conversion (expected July 15th).

First Citizens BancShares | CIT | Stronger. Better. Together. | forever first

Stronger. Better. Together. 16 Combined Company Risk Appetite First Citizens is committed to a strong risk culture. Legacy FCB Legacy CIT NEW HighLow Risk Appetite Moderate Our integration process includes marrying First Citizens’ moderate risk appetite with legacy CIT’s moderate-to-high risk appetite to create a moderate risk appetite for the combined institution. Low / Moderate Moderate / High

Purchase Accounting Update Section III

Stronger. Better. Together. Valuation Overview Business Partners Valuation led by leading firm with extensive banking valuation experience Valuation Approach ▪ Business leaders engaged throughout valuation ▪ Key data being validated ▪ CIT’s existing credit models are being validated ▪ Consideration of multiple valuation methodologies ▪ Assumptions and considerations to be determined by asset class and market ▪ Alignment of assumptions with market participant expectations ▪ Consideration for individually evaluated loan and lease positions ▪ Robust challenge process underway which includes multiple rounds of detailed review and documentation 18 Extensive Valuation Process First Citizens Bank’s valuation process is robust and thorough. Valuation Focus Areas Property, plant & equipment ▪ Consumer portfolio ▪ Commercial portfolio ▪ Finance type leases ▪ Rail ▪ PP&E ▪ Owned real estate Loans ▪ Core deposit intangible ▪ Internally developed software ▪ Time deposit liability ▪ Above/below market leases Remaining key assets & liabilities Note - the valuations and purchase accounting adjustments are considered preliminary. In accordance with GAAP, purchase accounting adjustment may be refined as we obtain the required information to finalizes the initial accounting and review the associated valuation assumptions and methodologies.

Stronger. Better. Together. 19 Preliminary Merger Consideration and Bargain Purchase Gain Positive marks, excluding the establishment of intangibles, are accretive to TBV and negative marks (shown in brackets) are dilutive to TBV. Note - totals may not foot due to rounding. (1) Fair value mark added on January 3, 2022 in addition to CIT’s unrealized loss at 12/31/2021 totaling $152 million. ($ in millions) Current Estimate At Announcement Estimate Total purchase price $ 5,952 $ 2,584 Pre-tax asset and ACL marks Investment securities (36) (1) - Loans-PCD ACL "gross up" 284 1,138 Loans-reversal of CIT discount 265 487 Loans-interest and liquidity (PCD) (327) (1,356) Loans-interest and liquidity (Non-PCD) (86) (101) Loans-subtotal 136 168 ACL-reversal of CIT ACL 712 1,206 ACL-establishment of PCD ACL “gross up” (284) (1,138) ACL-impacts prior to Day 2 provision expense 428 68 Operating lease equipment (175) - Fixed assets 60 - Goodwill - (140) Core deposit intangible (CDI) 143 84 Reversal of CIT CDI and other intangibles (102) (127) Other intangibles 1 - Intangible assets-subtotal 42 (43) Other assets 20 (150) Total pre-tax asset & ACL marks 475 (97) Pre-tax liability marks Time deposits (70) (108) Borrowings (284) (250) Other liabilities (55) (109) Total pre-tax liability marks (409) (467) Net pre-tax marks 65 (564) Deferred tax adjustment for fair value marks (15) 57 Net fair value marks after tax 50 (507) Purchase price, net of fair value marks $ 5,902 $ 3,091 CIT equity-January 3, 2022 6,304 5,764 Bargain purchase gain $ 402 $ 2,673 Day 2 provision for Non-PCD loans and reserve for unfunded commitments-net of tax 386 315 Bargain purchase gain less Day 2 provision $ 15 $ 2,358

Stronger. Better. Together. ($ in millions) Current Estimate At Announcement Difference Common stock $5,279 $2,059 $3,220 Preferred stock 541 525 16 Equity awards & other 132 - 132 Total purchase price $5,952 $2,584 $3,368 Net fair value marks, after tax 50 (507) 557 Purchase price, net of fair value marks $5,902 $3,091 $2,811 Less: CIT equity 6,304 5,764 540 Bargain purchase gain (loss) $402 $2,673 $(2,271) Purchase price 5,952 2,584 3,368 Total equity added $6,354 $5,257 $1,097 Less: Core deposit intangible created 143 84 59 Less: Preferred stock added 541 525 16 Addition to tangible common equity $5,670 $4,648 $1,022 Highlights B 20 Preliminary Tangible Common Equity Created C D + $540 - change in CIT equity - $75 - change in CDI & preferred stock mark = $1,022 change in tangible common equity created Increase in tangible common equity created since merger announcement: A + $557 - change in fair value marks Note - totals may not foot due to rounding.

21

Estimated Purchase Accounting Impacts – Loans

Estimated Purchase Accounting Impacts – Legacy CIT Loans						
($ in millions)	Principal Balance	% of Total	Fair Value Adjustments	PCD Gross-Up	Discount Reversal	Book Value
Non-PCD loans	$ 29,653	90.3%	$ (86)	--	--	$ 29,567
PCD loans	3,452	10.5%	(327)	284	--	3,409
Prior loan discounts	(265)	(0.8%)	--	--	265	--
Total	$ 32,840	100.0%	$ (413)	284	265	$ 32,976

- $129 million accretion of interest income estimated over remaining life of the loans:
  - Non-PCD: $86 million
  - PCD: $43 million
- $738 million in estimated allowance for credit losses which represents 2.2% of total loans.
- $454 million in estimated Day 2 Non-PCD provision for credit losses and $59 million in reserve for unfunded commitments to be recorded in 1Q'22.

Estimated Allowance for Credit Losses Summary (ACL)									
	Current Estimate			At Announcement			Difference		
($ in millions)	ACL	Loans	ACL Ratio	ACL	Loans	ACL Ratio	ACL	Loans	ACL Ratio
Legacy CIT:									
Non-PCD loans	$ 454	$ 29,567	1.54%	$ 415	$ 25,974	1.60%	$ 39	$ 3,593	(0.06%)
PCD loans	284	3,409	8.33%	1,138	11,514	9.88%	(854)	(8,105)	(1.55%)
Total loans	738	32,976	2.24%	1,553	37,488	4.14%	(815)	(4,512)	(1.90%)
Legacy FCB:									
Total loans	179	32,372	0.55%	224	32,845	0.68%	(45)	(473)	(0.13%)
Combined - total loans	$ 917	$ 65,348	1.40%	$ 1,777	$ 70,333	2.53%	$ (860)	$ (4,985)	(1.12%)

First Citizens BancShares | CIT | Stronger. Better. Together. forever first

22

Estimated Purchase Accounting Impacts

First Citizens estimated impact of fair value marks.

($ in millions, expect per share amounts)	Estimated Fair Value Adjustment	Estimated Life (years)	2022 estimated impact on:					2023 estimated impact on:				
			EPS	NIM	Net int. income	Nonint. income	Nonint. expense	EPS	NIM	Net int. income	Nonint. income	Nonint. expense
Assets:	(Cr)/Dr											
Investment securities	(188)	6	$1.51	0.03%	$32	-	-	$1.51	0.03%	$32	-	-
Loans-PCD	(43)	4	0.51	0.01%	11	-	-	0.51	0.01%	11	-	-
Loans-Non-PCD	(107) (1)	4	1.26	0.02%	27	-	-	1.26	0.02%	27	-	-
Operating lease equipment – rail	(186)	25	0.35	-	-	7	-	0.35	-	-	7	-
Core deposit intangible	143	10	(0.67)	-	-	-	14	(0.67)	-	-	-	14
Other assets	88 (2)	5 – 25	(0.60)	-	-	-	13	(0.60)	-	-	-	13
Fair value adjustment / income statement impacts	$(293)	-	$2.35	0.06%	$69	$7	$27	$2.35	0.06%	$69	$7	$27
Liabilities:												
Time deposits	(70)	2	1.66	0.03%	35	-	-	1.46	0.03%	31	-	-
Borrowings	(116) (3)	4	1.97	0.04%	42	-	-	1.01	0.02%	21	-	-
Other liabilities	(53)	3	0.86	-	-	18	-	0.86	-	-	18	-
Fair value adjustment / income statement impacts	$(239)	-	$4.49	0.07%	$77	$18	-	$3.34	0.05%	$52	$18	-
Total fair value adjustment / income statement impacts	$(532)	-	$6.84	0.13%	$146	$25	$27	$5.68	0.11%	$122	$26	$27
CECL-Day 2 ACL for Non-PCD loans and reserve for unfunded commitments-net of tax	$(386)	-	$(24.18)	-	-	-	-	-	-	-	-	-

Note - totals may not foot due to rounding and excludes assets and liabilities that do not have a future EPS impact.
(1) Includes fair value of commitments to lend in the amount of $21 million.
(2) Includes $11 million in write-ups of non-rail related operating leases.
(3) Adjusted for February 24, 2022 debt redemption.

First Citizens BancShares | CIT
Stronger. Better. Together.
forever first

Stronger. Better. Together. 23 Pro Forma Tangible Book Value Per Share (TBV) (1) Includes full impact of remaining one-time merger expenses. First Citizens standalone TBV NG at 3Q’20 Growth since Q4’20 deal announcement Equity issuance and impact of merger purchase accounting Pro forma TBV sub-total Remaining merger costs (1) Pro forma TBV sub-total Net CECL Day 2 impact of reserve on NPCD loans and unfunded commitments Pro forma TBV First Citizens standalone TBV NG at YE’21 Cumulative impact relative to 12/31/21 TBV Individual component impact +48% +42% +38% (6%) (4%) +20%

Stronger. Better. Together. 24 Summary TBV Accretion and Capital Impact ▪ Announcement estimates were provided on October 16, 2020 and assumed a closing date of April 1, 2021. Current capital estimates are as of Day 1. ▪ On the deal announcement date, First Citizens standalone TBV NG was $341.21. ▪ Actual closing TBV NG for First Citizens standalone as of December 31, 2021, was $410.74; ~$95 million of merger expenses are reflected in estimated TBV as of Day 1. Current Estimate At Announcement Initial TBV accretion ~48% ($196.44 per share) ~42% ($153.02 per share) TBV accretion after Day 2 CECL ~42% ($172.26 per share) ~37% ($132.57 per share) TBV accretion after merger costs ~38% ($155.74 per share) ~30% ($106.81 per share) CET1 Ratio 11.2% 9.4% Tier 1 Capital Ratio 12.2% 10.5% Total Capital Ratio 14.3% 12.5% Tier 1 Leverage Ratio 9.1% 8.2% Tangible Book Value Capital Ratios HighlightsMetric

Financial Outlook Section IV – Part 1 – Changes Since the Merger Announcement

26

Changes Since the Merger Announcement

Changes	Description	Impacts
Macroeconomic conditions have improved, but uncertainty remains	▪ Unemployment rate declined from 7.9% in September 2020 to 3.9% in December 2021. ▪ GDP grew by 5.7% in 2021 compared to a contraction of 3.5% in 2020. ▪ COVID-19 restrictions lifted. ▪ Broader market expansion has led to better outlook on Rail.	▪ COVID-19 reserves built up in 2020 have been released (~$540 million reduction in the combined company's ACL since announcement). ▪ Capital levels have increased as projected CET1 ratio was 9.4% at announcement and is now 11.2%. ▪ Improved fee income in areas such as factoring and bankcard from higher volumes due to an increase in consumer spending. ▪ Wealth management income grew ~25% between announcement and closing. ▪ Rail utilization rates have improved since September 2020 (93% at 12/31/21 vs 88% at 9/30/20).
Interest rate environment is more favorable	▪ Treasury rates in the belly of the curve have increased by 60 - 100 bps since deal announcement. ▪ The Fed Funds rate is now forecasted to increase 7 times in 2022 and 3 times in 2023 compared to no increases forecasted at deal announcement.	▪ Despite recent margin headwinds, the balance sheet is well-positioned for rising interest rates as the combined company balance sheet is asset sensitive and rate increases are accretive to both net interest income and margin.
Excess liquidity has increased	▪ Since announcement, combined total deposits have grown by $3.8 billion, or 4.4%, and loans have declined by $5.0 billion, or 7.1%. ▪ Industry excess reserves are up to $4.2 trillion compared to $1.4 trillion pre-pandemic.	▪ Net interest margin came under pressure as higher yielding loans have declined and been replaced by lower yielding cash and investment securities. ▪ Opportunity to redeploy excess cash into higher yielding loans and investments.

First Citizens BancShares | CIT | Stronger. Better. Together. forever first

Note – all changes measured since merger announcement on October 16, 2020, until legal close on January 3, 2022.

Stronger. Better. Together. Changes Description Impacts Achieved funding synergies ▪ CIT independently took a number of actions to optimize the funding structure resulting in a strong liquidity position and improved ongoing core net interest margin. ▪ Funding mix has improved as core deposits continue to grow. ▪ Wholesale funding reduced by $3.1 billion between announcement and close. ▪ CIT lowered its annual deposit costs by 45 bps, or $225 million, since announcement. The impact of purchase accounting resulted in an additional 12 bps decline and lowered annual deposit costs by an additional $47 million. ▪ Redeemed $3 billion in senior unsecured notes on 2/24/2022. Increased competitive pressure ▪ Per the Senior Loan Officer Survey, the industry has gone from tightening credit standards in 2020 to loosening them in 2021. ▪ Spreads have gone from widening in 2020 to tightening in 2021. ▪ We have remained committed to maintaining our credit standards and compete on pricing, as necessary. ▪ We have been unable to pass on the full extent of rate increases in our loan pricing due to significant competitive pressure. Higher inflation ▪ Inflationary pressures felt most predominantly in salaries and benefits; however, inflation is also impacting professional services fees and third-party processing contract negotiations. ▪ Core operating expense growth (exclusive of merger costs saves) is projected in the 4 - 5% range, which is slightly higher than the long-term average for First Citizens. Hiring market more competitive ▪ Labor market shortages have contributed to a more competitive hiring market and wage inflation. ▪ Operating expenses are trending upwards due to wage inflation and higher starting salaries for new associates. 27 Changes Since the Merger Announcement – Continued Note – all changes measured since merger announcement on October 16, 2020, until legal close on January 3, 2022.

Financial Outlook Section IV – Part 2 – Financial Synergies

29

Focus on Achieving Medium-Term Financial Goals

Expect positive operating leverage as a result of the merger.

On track to achieve estimated costs saves of ~$250 million

Included in Run-Rate	2022	2023
~$100 MM Run-rate in Q4'21 (40% of target)	~$200 MM Run-rate by Q4'22 (80% of target)	~$250 MM Run-rate by Q4'23 (100% of target)

Highlights

- Current projections in line with prior estimates.
- Timing of cost saves have shifted due to an elongated approval timeline.
- ~$100 million in current run-rate.

~$445 million in estimated merger-related expenses

(estimated amount to be incurred during the year shown below)

Incurred	Remainder of 2022	2023
~$95 MM (21% of total)	~$300 MM (89% of total)	~$50 MM (100% of total)

Highlights

- Current projections in line with prior estimates.
- Represents 1.8x targeted cost savings and 0.8x legacy CIT assets.

First Citizens BancShares | CIT | Stronger. Better. Together.
forever first

30

Progress Has Been Made on Funding Synergies

Annual interest expense is down significantly since merger announcement.

CIT Funding Mix

($ in millions)	September 30, 2020			December 31, 2021 [1]			January 3, 2022 [1]			Change vs.	
	Balance	Rate	Annual IE	Balance	Rate	Annual IE	Balance	Rate	Annual IE	Sep. 20	Dec. 21
Deposits:											
Non-interest checking	$ 3,022	- %	$ -	$ 3,272	- %	$ -	$ 3,272	0.00%	$ -	$ -	$ -
Interest checking	3,202	0.35	11.2	3,558	0.29	10.3	3,558	0.29	10.3	(0.9)	-
Money market & savings accounts	27,213	0.70	190.5	25,004	0.37	92.5	25,004	0.37	92.5	(98.0)	-
Time deposits	11,270	1.79	201.7	7,524	1.00	75.2	7,594	0.37	28.1	(173.6)	(47.1)
Total deposits	$ 44,706	0.90%	$ 403.4	$ 39,358	0.45%	$ 178.1	$ 39,428	0.33%	$ 130.9	$ (272.5)	$ (47.1)
Borrowings:											
FHLB Borrowings	$ 2,550	0.58%	$ 14.8	$ -	- %	$ -	$ -	0.00%	$ -	(14.8)	-
Senior unsecured	4,237	4.60	194.9	3,742	4.91	183.7	3,937	1.66	65.5	(129.4)	(118.3)
Subordinated debt	495	5.90	29.2	495	5.89	29.2	584	2.65	15.5	(13.7)	(13.7)
Other	3	NM	-	14	NM	-	14	NM	-	-	-
Total borrowings	$ 7,285	3.30%	$ 238.9	$ 4,252	5.01%	$ 212.9	$ 4,536	1.78%	$ 80.9	$ (157.9)	$ (132.0)
Total deposits and borrowings	$ 51,991	1.33%	$ 642.3	$ 43,609	0.90%	$ 391.0	$ 43,963	0.48%	$ 211.9	$ (430.4)	$ (179.1)
Debt redemption (2/24/22)	$ 2,897	5.00%	$ 144.9	$ 2,897	5.00%	$ 144.9	$ 3,025	1.55%	$ 46.9	$ (98.0)	$ (98.0)

Post purchase accounting and gain on extinguishment of debt, redemption lowers interest expense as shown in the following chart

Year	Impact
2022	$ 32.4
2023	$ 24.7
2024	$ 8.9

First Citizens BancShares | CIT
Stronger. Better. Together.
forever first

(1) 12/31/21 balances do not reflect purchase accounting adjustments. 1/3/22 balances include the impact of purchase accounting.

Stronger. Better. Together. 2019 2020 2021 Overnight Investments 86.0% 79.7% 71.9% -200% -100% 0% 100% 0 10 20 30 40 50 60 70 80 4.3% 8.1% 11.5% -200% -100% 0% 100% 0 10 20 30 40 50 60 70 80 31 Opportunity to Redeploy Excess Cash – Combined Excess liquidity remains after $3 billion debt redemption in the first quarter of 2022. Overnight investments as a % of earning assets: Overnight Investments/Earning Assets Excess Liquidity Loan to deposit ratio: $3.8 $8.3 $12.1 ($ in billions) ($ in billions) $3.8 2019 2020 2021 Deposits Excess Liquidity $69.6 $86.5 $90.8 $3.0 $4.4 $3 B redeemed on 2/24/22

Stronger. Better. Together. 32 Revenue Synergy Opportunities Leveraging expertise and capabilities to expand and deepen relationships. Middle Market Banking ▪ Expansion of our Middle Market business to deliver full banking services to clients in the $75 million – $750 million revenue range. ▪ Focus on relationship building in regional markets where First Citizens and CIT have a presence and brand recognition. ▪ Bankcard, merchant, cash management and treasury services available to CIT customers. ▪ Expand First Citizens’ consumer products to CIT customers. ▪ Ability to offer new lending products to CIT’s HOA business. ▪ CIT’s expertise in commercial lending provides the ability to retain relationships over all stages of their life- cycle, generating better returns, more fee revenue and expanded capability across the whole franchise. ▪ Lowering the cost of funds for legacy CIT provides the ability to compete upmarket for credit and sell into new customer base. ▪ Expand product capabilities between the two companies by leveraging CIT’s expansive commercial product suite with First Citizens relationship-based approach to banking. New Products for CIT Customers Commercial Banking Expansion Equipment Financing ▪ Lowering the cost of funds will allow the business equipment leasing team to reach new customers, originate higher quality deals and penetrate new industries. ▪ Equipment leasing expertise and products available to legacy First Citizens’ small business clients.

Financial Outlook Section IV – Part 3 – Financial Forecast with Purchase Accounting Impacts

Stronger. Better. Together. 34 Key Earnings Estimate Assumptions (1) Non-interest income (core) includes net rental income on operating lease assets (net of depreciation and maintenance) and excludes fair value adjustments on marketable equity securities, realized gains(losses) on AFS securities, realized gains(losses) on leasing equipment, realized gains(losses) on extinguishment of debt and acquisition accounting gains. (2) Non-interest expense (core) excludes depreciation and maintenance on operating lease assets, merger-related expenses and amortization of intangibles. Note – interest rate assumptions were determined prior to latest FOMC meeting. Metric 2022 2023 Loan growth 2% – 4% 4% – 6% Deposit growth Total: Expected to be flat Noninterest bearing: 3% – 5% Total: 1% – 3% Noninterest bearing: 3% – 5% Interest rates Five rate hikes beginning in March 2022 Two rate hikes, with the second in the latter half of the year Net charge-offs (annualized) 18 – 28 bps 20 – 30 bps Net interest margin 2.80% – 2.90% 3.00% – 3.10% Non-interest income (core) (1) $1.06 B – $1.11 B $1.08 B – $1.13 B Non-interest expense (core) (2) $2.18 B – $2.24 B $2.20 B – $2.25 B Cost savings ~$200 MM in run rate by fourth quarter (~$100 MM achieved in 2021) ~$250 MM in run rate by fourth quarter Merger costs $95 MM recognized prior to closing, additional ~$300 MM in full year ~$50 MM Effective tax rate 24% – 25%, exclusive of tax-free merger bargain purchase gain 24% – 25% Revenue synergies and share repurchases Expected but not modeled Expected but not modeled

Stronger. Better. Together. 35 Estimated 2023 Earnings Per Share Pro forma values exclude merger costs and assumed cost savings are fully phased-in. FCB ‘21 actual Impact of base combination Purchase accounting Intangible amortization FCB ’23 ECost Synergies (2) After-tax in millions $529 $1,195 - $1,258$477 – $514 (1) $98 - $124 $102 ($11) Base combination $1,006 - $1,043 Impact attributable to amortization of CDI Purchase accounting marks: Assumes accretion / amort. of all balance sheet marks Remaining impact of cost synergies: Assumes cost saves of ~$250 million fully phased-in Note: Excludes the impact of merger expenses in 2023, currently estimated to be ~$50 million pre- tax and assumes 100% of cost saves are phased-in Base combination removes legacy CIT accretion / amortization of previous balance sheet marks $9.11 - $11.39 $62.99 - $65.27 $6.13 - $7.79 $74.80 - $78.74 $53.88 ($0.67)$6.35 (1) Earnings per share impacts in the base combination do not align to the total after tax impact given changes in share counts as a result of the merger consideration. (2) Remaining cost synergies not already in base combination run rate. $50 million in cost saves in 2023 achieved throughout the year. + 39% - 46%

36

Comparison of Acquisition Metrics

	Metric ($ in millions, expect per share amounts)	Current Estimate	At Announcement	Difference
+	Tangible common equity created	$5,670	$4,648	$1,022
	Tangible book value per share accretion:			
+	Initial	48%	42%	6%
+	After Day 2 CECL	42%	37%	5%
+	After merger costs	38%	30%	8%
+	CIT ACL	738	1,553	($815)
+	Combined ACL	$917	$1,777	($860)
	Capital ratios:			
+	CET 1	11.2%	9.4%	1.8%
+	Tier 1	12.2%	10.5%	1.7%
+	Total	14.3%	12.5%	1.8%
+	Leverage	9.1%	8.2%	0.9%
+	TCE / TA	8.4%	6.9%	1.5%
+	Earnings per share	$74.80 – $78.74	$70.50	$4.30 – $8.24
(1)	Earnings per share accretion	39% – 46%	53%	(14%) – (7%)
=	Annual cost savings	$250	$250	-
=	Merger expenses	445	445	-

Highlights

- Capital ratios improved from the time of announcement due to better-than-expected earnings and purchase accounting marks.
- Earnings per share, excluding merger-related costs and fully phased-in cost synergies is estimated to be between $74.80 and $78.74, comparing favorably to $70.50 at announcement. Note that the timeline shifted out a year from 2022 to 2023 given the elongated approval timeline.
- Annual cost savings of ~$250 million and merger integration costs of ~$445 million remain in line with previous assumptions at announcement.

First Citizens BancShares | CIT | Stronger. Better. Together. forever first

(1) Earnings per share (EPS) accretion at announcement was based upon First Citizens stand-alone estimated earnings of $452 million. Current EPS accretion is based upon actual First Citizens 2021 net income to common results of $529 million, which included favorable impacts from SBA-PPP income and provision release.

Appendix Section V

38

Pro Forma Balance Sheet

($ in millions)	September 30, 2020 (unaudited) BancShares	CIT	Combined Pre-PAA (1)	PAA	Combined with PAA	January 3, 2022 (unaudited) BancShares	CIT	Combined Pre-PAA	PAA	Combined with PAA
Assets										
Cash and overnight investments	$ 3,490	$ 6,706	$ 10,196	$ -	$ 10,196	$ 9,453	$ 3,016	$ 12,469	$ -	$ 12,469
Investment securities	9,861	6,609	16,469	-	16,469	13,110	6,814	19,924	(36)	19,889
Loans and leases	32,845	37,320	70,165	168	70,333	32,372	32,840	65,211	136	65,347
Allowance for credit losses	(224)	(1,206)	(1,430)	(347)	(1,777)	(179)	(712)	(891)	(27)	(917)
Net loans and leases	32,621	36,113	68,735	(179)	68,556	32,193	32,127	64,320	109	64,429
Operating lease equipment, net	-	7,799	7,799	-	7,799	-	8,024	8,024	(175)	7,849
Other assets	2,695	3,638	6,333	(333)	6,000	3,552	3,258	6,810	122	6,932
Total assets	$ 48,667	$ 60,865	$ 109,532	$ (512)	$ 109,020	$58,308	$53,240	$ 111,548	$ 20	$ 111,568
Liabilities										
Deposits	$ 42,251	$ 44,706	$ 86,957	$ 108	$ 87,065	$ 51,406	$39,358	$ 90,764	$ 70	$ 90,834
Borrowings	1,946	7,285	9,231	250	9,481	1,784	4,252	6,035	284	6,319
Other liabilities	396	3,110	3,506	109	3,615	381	3,327	3,708	55	3,763
Total liabilities	44,593	55,101	99,694	467	100,161	53,571	46,937	100,507	409	100,917
Shareholders' equity										
Common stock	10	2	11	5	16	10	2	11	5	16
Preferred stock	340	525	865	-	865	340	525	865	16	881
Retained earnings	3,738	1,467	5,206	734	5,940	4,378	2,180	6,558	(2,234)	4,324
Paid-in capital	-	3,724	3,724	(1,671)	2,053	-	3,760	3,760	1,661	5,421
Accumulated other comprehensive loss	(14)	46	33	(46)	(14)	10	(164)	(154)	164	10
Total shareholders' equity	4,074	5,764	9,838	(979)	8,860	4,737	6,303	11,041	(389)	10,651
Total liabilities and shareholders' equity	$ 48,667	$ 60,865	$ 109,532	$ (512)	$ 109,020	$ 58,308	$ 53,240	$ 111,548	$ 20	$ 111,568

(1) PAA - purchase accounting adjustment

First Citizens BancShares | CIT | Stronger. Better. Together. forever first

39

Continued Focus on Maintaining Strong Ratings

	S&P	Moody's	Fitch
First Citizens BancShares, Inc.	BBB	Baa2	BBB
First-Citizens Bank & Trust Company	BBB+	Baa1	BBB
Outlook	Negative	Stable	Stable

Key Takeaways - Ratings Progression

- ✓ Successful execution of CIT merger, reducing integration and execution risks.
- ✓ Recognized sustained improvement to the profitability and combined funding profile along with maintaining ample liquidity and strong capital levels.

Rating Agency Focus

- Solid business profile, strong franchise and diversified business model.
- Historically conservative risk appetite with low credit losses over time.
- Solid balance sheet, including healthy liquidity and capitalization.
- Strong deposit platform.
- First Citizens' ownership structure allows the company to prioritize longer-term strategic objectives over short-term performance.
- Successful integration of CIT merger remains key focus. Successful execution will be key to ensuring the funding, risk and profitability profiles remain strong.

First Citizens BancShares | CIT | Stronger. Better. Together. | forever first

Stronger. Better. Together. 40 Synergies by Expense Category Summary of Cost Synergies Total Cost Synergies: ~$250 MM 65% 17% 5% Occupancy Personnel Other Professional fees & contracting 13% ▪ Elimination of redundancies and duplication will enhance operating leverage on a go-forward basis. ▪ 65% of the synergies in personnel expense. ▪ 17% of the synergies from permanent reductions in professional fees and/or third-party services. ▪ 13% of the synergies in other expenses, the largest of which is a decline in FDIC insurance premiums. ▪ 5% of the synergies in occupancy, mainly due to the closure of 20 branches in the 2nd half of the year. Highlights

Stronger. Better. Together. Pro Forma Interest Rate Sensitivity (1) 41 Net Interest Income Rate Sensitivity -7.0% -4.0% -1.0% 2.0% 5.0% 8.0% 11.0% 14.0% Down 25 Up 25 Up 100 Up 200 1/31/22 Static Parallel -1.7% 1.7% 6.9% 13.9% (1) Analysis based on pro forma balance sheet with preliminary purchase accounting estimates and before impact of debt redemption and other Q1 2022 activity. Subject to change as of 3/31/22 disclosures.

Stronger. Better. Together. 42 Reconciliation of GAAP to Non-GAAP Measures Calculation of tangible common equity and tangible book value per share. ($ in millions, expect per share amounts) For the Year Ended December 31: As of / for the Quarter Ended: 2015 2016 2017 2018 2019 2020 2021 Sep. 30, 20 Dec. 31, 21 Total shareholders’ equity (GAAP measure) $2,872 $3,012 $3,334 $3,489 $3,586 $4,229 $4,737 $4,074 $4,737 Less preferred stock - - - - - 340 340 340 340 Total common equity $2,872 $3,012 $3,334 $3,489 $3,586 $3,889 $4,397 $3,734 $4,397 Less goodwill 140 151 151 236 349 350 346 350 346 Less core deposit intangible assets 72 58 51 48 43 30 19 33 19 Less noncompete intangible assets - - - - - 1 1 2 1 Tangible common equity or tangible book value (non-GAAP measure) $2,660 $2,803 $3,132 $3,205 $3,194 $3,508 $4,031 $3,349 $4,031 Outstanding common shares at end of period 12,010,405 12,010,405 12,010,405 11,628,405 10,629,495 9,816,495 9,816,405 9,816,405 9,816,405 Shareholders’ equity per common share (GAAP measure) $239.14 $250.82 $277.60 $300.04 $337.38 $396.21 $447.95 $380.43 $447.95 Tangible common equity per common share or tangible book value per share (non-GAAP measure) $221.53 $233.48 $260.80 $275.56 $300.43 $357.35 $410.74 $341.21 $410.74

Stronger. Better. Together. 43 Reconciliation of GAAP to Non-GAAP Measures Calculation of pre-provision net revenue. ($ in millions) For the Year Ended December 31: 2015 2016 2017 2018 2019 2020 2021 Net income (GAAP measure) $210 $225 $324 $400 $457 $492 $548 Provision for income taxes 122 126 220 103 135 126 154 Provision (benefit) for credit losses 21 33 26 29 31 58 (37) Pre-provision net revenue (non-GAAP measure) $353 $384 $570 $532 $623 $676 $665